Exhibit 16.1

                                                           ---------------------
                                                                       Tanner LC
                                               215 South State Street, Suite 800
                                                      Salt Lake City, Utah 84111
                                                        Telephone (801) 532-7444
                                                              Fax (801) 532-4911
                                                                www.tannerco.com

August 3, 2005

Securities and Exchange Commission
Washington, D.C. 20549

RE:      Dental Patient Care America, Inc. (the "Company")
         File Ref. No. 87-0639343

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated August 1, 2005, captioned "Changes in Registrant's Certifying Accountant," and that we agree with the statements made therein as far as they relate to Tanner LC. We are not in a position to agree or disagree with the statements in
Item 4.01 regarding the engagement of HJ & Associates, LLC or the approval of such engagement by the Board of Directors.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ Tanner LC